FORM OF

AMENDED SCHEDULE A TO SUB-ADMINISTRATIVE SERVICES AGREEMENT BETWEEN OLD MUTUAL FUND SERVICES AND SEI INVESTMENTS GLOBAL FUND SERVICES DATED AUGUST 2, 2004

AS AMENDED JUNE 29, 2006

Old Mutual Advisor Funds consists of the following Funds, each of which is subject to this Agreement:

Old Mutual Asset Allocation Conservative Portfolio

Old Mutual Asset Allocation Balanced Portfolio

Old Mutual Asset Allocation Moderate Growth Portfolio

Old Mutual Asset Allocation Growth Portfolio

Old Mutual Copper Rock Emerging Growth Fund

Old Mutual Analytic Defensive Equity Fund

Old Mutual Clay Finlay China Fund

Old Mutual Clay Finlay Emerging Markets Fund

Old Mutual International Equity Fund

Old Mutual Analytic Global Defensive Equity Fund

Old Mutual VA Asset Allocation Conservative Portfolio

Old Mutual VA Asset Allocation Balanced Portfolio

Old Mutual VA Asset Allocation Moderate Growth Portfolio

Old Mutual VA Asset Allocation Growth Portfolio

Old Mutual Analytic VA Defensive Equity Portfolio

Old Mutual Analytic VA Global Defensive Equity Portfolio

Old Mutual Fund Services	SEI Investments Global Funds
Services

By:_________________________	By:_________________________

Name: ______________________	Name: ______________________

Title:________________________	Title:________________________